UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023

ANGION BIOMEDICA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39990	11-3430072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Charles Lindbergh Boulevard
Uniondale, New York 11553
(Address of principal executive offices, including zip code)

(415) 655-4899
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock par value 0.01	ANGN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement and Transaction

On January 17, 2023, Angion Biomedica Corp., a Delaware corporation (“Angion”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Elicio Therapeutics, Inc., a Delaware corporation (“Elicio”), a clinical-stage biotechnology company developing a pipeline of novel immunotherapies for the treatment of cancer and other diseases, and Arkham Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Angion (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into Elicio, with Elicio surviving as a wholly owned subsidiary of Angion (the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

At the effective time of the Merger (the “Effective Time”): (i) each share of Elicio capital stock outstanding immediately prior to the Effective Time after giving effect to the automatic conversion of all outstanding shares of Elicio’s preferred stock, excluding any shares of Elicio capital stock held by Elicio, Angion, Merger Sub or any of their respective subsidiaries and any dissenting shares, will be automatically converted solely into the right to receive a number of shares of Angion common stock (the “Shares”) equal to the Exchange Ratio (as defined in the Merger Agreement) and, if applicable, an amount in cash, rounded to the nearest whole cent, in lieu of any fractional share interest in Angion common stock to which such holder otherwise would have been entitled (after aggregating all fractional shares issuable to such holder); (ii) each option to purchase shares of Elicio capital stock (each, an “Elicio Option”) that is outstanding and unexercised immediately prior to the Effective Time under Elicio’s 2012 Equity Incentive Plan and 2022 Equity Incentive Plan (collectively, the “Elicio Plans”), whether or not vested, will be converted into and become an option to purchase Angion common stock, and Angion will assume the Elicio Plans and each such Elicio Option in accordance with the terms of the Elicio Plans and the terms of the stock option agreement by which such Elicio Option is evidenced; and (iii) each warrant to purchase shares of Elicio capital stock (each, an “Elicio Warrant”) that is outstanding and unexercised immediately prior to the Effective Time will be converted into and become a warrant to purchase Angion common stock, and Angion will assume each Elicio Warrant in accordance with its terms.

The stockholders of Angion immediately prior to the Merger are expected to own approximately 34.5% of the aggregate number of outstanding shares of Angion common stock immediately after the Effective Time, and the stockholders of Elicio immediately prior to the Merger are expected to own approximately 65.5% of the aggregate number of outstanding shares of Angion common stock immediately after the Effective Time, in each case on a fully-diluted basis, subject to certain assumptions, including Angion’s net cash at the closing of the Merger (the “Closing”) being between $26.5 million and $31.5 million (the “Collar”). The percentage of the combined company that each party’s equity holders will own following the Closing is subject to certain adjustments as described in the Merger Agreement, including if the amount of Angion’s net cash at Closing is above or below the Collar.

Following the Closing, Robert Connelly, the Chief Executive Officer of Elicio, will serve as the Chief Executive Officer of the combined company. Additionally, following the Closing, the board of directors of the combined company will consist of nine directors and will be comprised of six members designated by Elicio and three members designated by Angion.

The Merger Agreement contains customary representations, warranties and covenants made by each of Elicio and Angion, including customary non-solicitation restrictions for each party.

In connection with the Merger, Angion will prepare and file a registration statement on Form S-4 that will contain a proxy statement and prospectus to register the Shares issued pursuant to the Merger Agreement (the “Form S-4”), and mail the proxy statement and prospectus, to seek the approval of Angion’s stockholders to, among other things, (i) approve an amendment to Angion’s certificate of incorporation to effect a reverse stock split of all outstanding shares of Angion common stock at a ratio to be mutually agreed between Angion and Elicio that is effected for the purpose of maintaining compliance with Nasdaq listing standards (“Nasdaq Reverse Split”) and (ii) approve the issuance of the Shares and other securities of Angion pursuant to the Merger which will represent (or are convertible into) more than 20% of the shares of Angion common stock outstanding immediately prior to the Merger, and the change of control resulting from the Merger, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively (collectively with the other Parent Stockholder Matters (as defined in the Merger Agreement), the “Angion Stockholder Matters”).

The Closing is subject to certain customary closing conditions, including, without limitation: (i) no order preventing the Merger and the other transactions and actions contemplated by the Merger Agreement having been issued and remaining in effect and there being no law which has the effect of making the consummation of Merger and the other transactions and actions contemplated by the Merger Agreement illegal; (ii) the required approvals by the parties’ stockholders having been obtained; (iii) the existing shares of Angion common stock having been continually listed on Nasdaq (as defined in the Merger Agreement) and the Shares being approved for listing on Nasdaq (subject to official notice of issuance); (iv) the Form S-4 having become effective in accordance with the Securities Act of 1933, as amended (the “Securities Act”); (v) Angion’s net cash being finally determined in accordance with the terms of the Merger Agreement and greater than or equal to $25.0 million; (vi) the accuracy of each party’s representations and warranties, subject to certain materiality qualifications; (vii) compliance by the parties with their respective covenants; and (viii) no continuing Company Material Adverse Effect or Parent Material Adverse Effect (each as defined in the Merger Agreement).

The Merger Agreement contains certain customary termination rights, including, without limitation: (i) the right of either Angion or Elicio to terminate the Merger Agreement if Angion’s stockholders fail to adopt and approve the Angion Stockholder Matters; (ii) the right of Angion or Elicio to terminate the Merger Agreement if the Angion board of directors changes or withdraws its recommendation in favor of the Merger or recommends to enter into an alternative transaction; (iii) the right of Angion to terminate the Merger Agreement to enter into an alternative transaction with respect to a Superior Offer (as defined in the Merger Agreement); (iv) the right of Angion to terminate the Merger Agreement if certain financial statements have not been provided by Elicio to Angion in accordance with the terms of the Merger Agreement; and (v) the right of Elicio to terminate the Merger Agreement if Angion’s net cash has fallen below $25.0 million by the End Date (as defined in the Merger Agreement).

Upon termination of the Merger Agreement by Elicio or Angion in certain circumstances, a termination fee of $2.0 million (or $1.0 million in certain circumstances) may be payable by Elicio to Angion or a termination fee of $1.0 million may be payable by Angion to Elicio. Elicio and Angion have also agreed to reimburse the other party for up to $0.5 million in expenses, as applicable, if the Merger Agreement is terminated in certain circumstances, as further described in the Merger Agreement.

In connection with the execution of the Merger Agreement, Angion made a bridge loan to Elicio pursuant to a note purchase agreement (the “Note Purchase Agreement”) and promissory notes (the “Notes”) up to an aggregate principal amount of $12.5 million, issued with a 20% original issue discount, with an initial closing held substantially concurrently with the execution of the Merger Agreement for a principal amount of $6.25 million on account of a $5.0 million loan and an additional closing for a principal amount of $6.25 million on account of a $5.0 million loan to be issued upon delivery by Elicio to Angion of certain financial statements.  If the Merger is consummated or Elicio terminates the Merger Agreement for Angion’s breach of the Merger Agreement under certain circumstances, the Notes will bear simple interest at 1.0% annually from and after the date of the Merger Agreement based on a principal amount equal to the amount actually advanced by Angion.  If Angion terminates the Merger Agreement for Elicio’s breach of the Merger Agreement under circumstances, the outstanding principal balance of the Notes will be paid back by Elicio within ten business days of such termination.

Support Agreements

Concurrently with the execution of the Merger Agreement, executive officers and directors of Angion entered into support agreements (the “Angion Support Agreements”) in favor of Elicio, providing among other things, that such officers, directors and stockholders will vote all of their shares of Angion common stock: (i) in favor of adopting the Merger Agreement and approving the Merger, the Angion Stockholder Matters, and the other transactions and actions contemplated by the Merger Agreement, (ii) against any proposal made in opposition to, or in competition with, the Merger Agreement or the Merger and (iii) against any acquisition proposal involving a third party.

Concurrently with the execution of the Merger Agreement, executive officers, directors and certain stockholders of Elicio entered into support agreements (the “Elicio Support Agreements”) in favor of Angion, providing among other things, that such executive officers, directors and stockholders vote all of their shares of Elicio capital stock: (i) in favor of adopting the Merger Agreement and approving the Merger, the Company Stockholder Matters (as defined in the Merger Agreement), and the other transactions and actions contemplated by the Merger Agreement, (ii) against any proposal made in opposition to, or in competition with, the Merger Agreement or the Merger and (iii) against any acquisition proposal involving a third party.

Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, (i) certain executive officers, directors and stockholders of Elicio and (ii) the directors of Angion, entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which such persons accepted certain restrictions on transfers of the shares of Angion common stock held by such persons for the 180-day period following the Effective Time.

The foregoing descriptions of the Merger Agreement, the Note Purchase Agreement and the Notes, the Angion Support Agreements, the Elicio Support Agreements and the Lock-Up Agreements (collectively, the “Agreements”), are not complete and are qualified in their entirety by reference to those agreements, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8‑K and incorporated herein by reference.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each of Angion and Elicio in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Agreements were used for the purpose of allocating risk between the parties thereto rather than establishing matters as facts. Accordingly, the representations and warranties in the Agreements should not be relied upon as characterizations of the actual state of facts about Angion or Elicio.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2023, the Angion board of directors adopted the Angion Biomedica Corp. Retention Bonus Plan (the “Retention Bonus Plan”).  Participants in the Retention Bonus Plan include Jay Venkatesan, M.D., Angion’s President, Chief Executive Officer and Chairman, and Jennifer Rhodes, Angion’s Executive Vice President, Chief Business Officer, General Counsel, Chief Compliance Officer and Secretary. The Retention Bonus Plan provides for the payment of a cash retention bonus equal to 100% of a participant’s base salary, 65% of which becomes earned and payable upon the occurrence of a corporate triggering event (defined to include a change in control (as defined in Angion’s 2021 Incentive Award Plan), a reverse merger or a dissolution) and 35% of which becomes earned and payable three months after the occurrence of such corporate triggering event, subject in each case to earlier payment upon the occurrence of a qualifying termination of the participant’s employment by Angion without “cause” or by the participant for “good reason,” each as defined in the Retention Bonus Plan.  Upon the earlier of a corporate triggering event or a qualifying termination, time-based equity awards will vest in full, the post-termination exercise period of options held by the participant will be extended by four years (but no later than the original term of the option) and participants will receive an additional lump sum cash payment (approximately $1,464,000 in the case of Dr. Venkatesan and $642,000 in the case of Ms. Rhodes, in each case less applicable withholding). Participants will no longer have the right to receive any payments under Angion’s Executive Separation Benefits Plan. The receipt of payments under the Retention Bonus Plan is subject to the execution of a general release of claims by the participant.

Concurrently, the Angion board of directors approved modifications of the Angion stock options held by Gregory Curhan, Angion’s Chief Financial Officer, such that, upon the earlier of a corporate triggering event or a qualifying termination and subject to Mr. Curhan’s execution of a general release of claims, one option granted in 2022 will vest in full and the post-termination exercise period of all options will be extended by four years (but no later than the original term of the option).

Item 8.01          Other Events.

Press Release

On January 17, 2023, Angion and Elicio issued a joint press release announcing the execution of the Merger Agreement. The press release is filed as Exhibit 99.1 to this Current Report on Form 8‑K.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding: the anticipated completion and effects of the proposed Merger; the expected ownership percentages in the combined company; the expected management team and board of directors of the combined company; the estimated payments that may become payable to certain members of Angion’s management team pursuant to the Retention Bonus Plan; and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Angion undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Angion uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on Angion’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, risks relating to: the completion of the Merger, including the need for stockholder approval and the satisfaction (or waiver) of closing conditions; the ability of Angion to remain listed on the Nasdaq Global Market; and the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement.

New factors emerge from time to time and it is not possible for Angion to predict all such factors, nor can Angion assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the Merger, will be more fully discussed in the proxy statement/prospectus that will be included in the Form S-4 that will be filed with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of Angion’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this Current Report are based on information available to Angion as of the date of this Current Report on Form 8-K. Angion undertakes no obligation to update such forward- looking statements to reflect events or circumstances after the date of this release, except to the extent required by law.

Additional Information and Where to Find It

In connection with the proposed transaction between Angion and Elicio, Angion intends to file relevant materials with the SEC, including the Form S-4. ANGION URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANGION, ELICIO AND THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the Form S-4 and other documents filed by Angion with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Form S-4 and other documents filed by Angion with the SEC by contacting Investor Relations by email at investors@angion.com. Investors and stockholders are urged to read the Form S-4, including the proxy statement / prospectus contained therein, and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

Angion and Elicio, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Angion’s directors and executive officers is included in Angion’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 30, 2022, and the proxy statement for Angion’s 2022 annual meeting of stockholders, filed with the SEC on April 27, 2022. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement / prospectus included in the Form S-4 relating to the transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Non-Solicitation

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No public offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated January 17, 2023, by and among Angion Biomedica Corp., Arkham Merger Sub, Inc. and Elicio Therapeutics, Inc.*

10.1	Note Purchase Agreement, dated January 17, 2023, by and between Elicio Therapeutics, Inc. and Angion Biomedica Corp., and Form of Promissory Note

10.2	Form of Angion Biomedica Corp. Stockholder Support Agreement, dated January 17, 2023.

10.3	Form of Elicio Therapeutics, Inc. Stockholder Support Agreement, dated January 17, 2023.

10.4	Form of Lock-Up Agreement, dated January 17, 2023.

99.1	Joint Press Release of Angion Biomedica Corp. and Elicio Therapeutics, Inc., dated January 17, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGION BIOMEDICA CORP.

Date: January 17, 2023	By:	/s/ JAY R. VENKATESAN, M.D.
Jay R. Venkatesan, M.D.
President, Chief Executive Officer and Chairman